SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2006

STATE BANCORP, INC.
(Exact name of registrant as specified in its charter)

    New York                                   0-14874          11-2846511
(State or other jurisdiction of             (Commission    (I.R.S. Employer
incorporation or organization)                 File Number)    Identification No.)

699 Hillside Avenue, New Hyde Park, NY    11040-2512
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number including area code:  (516) 437-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

State Bancorp Inc. (the “Company”) today announced that the United States District Court for the Eastern District of New York has denied the motion by State Bank of Long Island (the “Bank”) to overturn the adverse jury verdict rendered on January 30, 2006 in the HSA Residential Mortgage Services of Texas v. State Bank of Long Island litigation. This litigation, as previously disclosed in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, arose in 2002 as a result of the Bank’s deposit relationship with Island Mortgage Network, Inc., and its affiliates (“IMN”). Previous cases against the Bank related to IMN have been settled or dismissed.

The Company is fully reserved for this matter, including all compensatory damages and pre-judgment interest through the date of this filing. The Bank believes that it has a number of meritorious arguments for an appeal of this decision to the United States Court of Appeals for the Second Circuit and plans to pursue its rights vigorously. However, the ultimate outcome of this appeal cannot be predicted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE BANCORP, INC.

DATE: September 28, 2006

By: /s/ Brian K. Finneran
   Brian K. Finneran, Secretary/Treasurer